Exhibit 23.1

Consent of Independent Auditors

We consent to use of our report dated June 29, 2012, with respect to the consolidated financial statements of HealthCare Partners Holdings, LLC and Affiliates as of December 31, 2011 and 2010 and for the three years in the period ended December 31, 2011, included in DaVita Inc.’s Current Report on Form 8-K dated August 13, 2012 and is incorporated by reference in DaVita Inc.’s Registration Statement on Form S-3 filed August 13, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, CA

August 13, 2012